AXA FINANCIAL, INC.

     RECONCILIATION OF AXA US LIFE & SAVINGS CONTRIBUTION TO AXA FRENCH GAAP GROSS REVENUES WITH CONSOLIDATED AXA FINANCIAL, INC. PREMIUMS UNDER US GAAP
                                  (in millions)



                                                                                      ---------------------------------------------
                                                                                        AXF         AXF        MONY      AXF & MONY
                                                                                      ---------------------------------------------
                                                                                                   YEARS ENDED DECEMBER 31,
                                                                                      ---------------------------------------------
                                                                                        2003                   2004
                                                                                      -------      --------------------------------

CONTRIBUTION TO AXA FRENCH GAAP GROSS REVENUES PER AXA PRESS RELEASE     IN EURO

       Gross Premiums                                                                   13,357      11,447       780     12,227
       Other Revenues (A)                                                                  375         454       200        653
                                                                                       -------      -------------------------------
TOTAL CONTRIBUTION TO AXA FRENCH GAAP GROSS REVENUES                                    13,732      11,901       980     12,880

                                               Average exchange rate     US$1.00 =       0.884       0.804     0.804      0.804

                                                                         IN US$         15,534      14,802     1,218     16,020

Reconciling Items:

Less: Other Revenues (A)                                                                  (424)       (564)     (248)      (812)
Less: Deposits from Universal life and investment-type product policy fee income (B)   (13,949)    (13,062)     (506)   (13,568)
Less: Reinsurance ceded premiums (C)                                                      (262)       (268)      (97)      (365)
                                                                                      ---------    --------------------------------
                                  Total Reconciling items                              (14,635)    (13,894)     (851)   (14,745)
                                                                                      ---------    --------------------------------
CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                          899         908       367      1,275
                                                                                      ----------   --------------------------------

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(A) Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings

(B) Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet

(C) Reflected as a reduction to Premiums in the US GAAP Statement of Earnings